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                                                                      EXHIBIT 25
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM T-1

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                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
              UNDER THE TRUST INDENTURE ACT FOR 1939, AS AMENDED,
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


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                     FIRST UNION NATIONAL BANK OF VIRGINIA

              (Exact name of Trustee as specified in its charter)



213 SOUTH JEFFERSON STREET
ROANOKE, VIRGINIA                              24011                  54-0211320
(Address of principal executive office)      (Zip Code)   (I.R.S. Employer Identification No.)


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                                METROCALL, INC.
              (Exact name of obligor as specified in its charter)



Delaware                                                                     54-1215634
(State or other jurisdiction of incorporation or organization)    (I.R.S. Employer Identification No.)


                             6677 Richmond Highway
                           Alexandria, Virginia 22306
                                 (703) 660-6677
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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                             VARIABLE COMMON RIGHTS
                      (Title of the indenture securities)





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1.       GENERAL INFORMATION.

         (a) The following are the names and addresses of each examining or supervising authority to which the Trustee is subject:

                 The Comptroller of the Currency, Washington, D.C. Federal Reserve Bank of Richmond, Virginia.
                 Federal Deposit Insurance Corporation, Washington, D.C. Securities and Exchange Commission, Division of Market Regulation, Washington, D.C.

         (b)     The Trustee is authorized to exercise corporate trust powers.


2.       AFFILIATIONS WITH OBLIGOR.

                 The obligor is not an affiliate of the Trustee.
                 (See Note 2 on Page 5)


3.       VOTING SECURITIES OF THE TRUSTEE.

                 The following information is furnished as to each class of voting securities of the Trustee:


                             As of June 30, 1996



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         Column A                                       Column B

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         Title of Class                                 Amount Outstanding

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         Common Stock, par value $3.33-1/3 a share      171,837,000 shares


4.       TRUSTEESHIPS UNDER OTHER INDENTURES.

         a) Title of the securities outstanding under each such other indenture.

                 $150,000,000 Metrocall, Inc. 10 3/8 Senior Subordinated Notes due 2007 issued under an indenture dated September 27, 1995.

         b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                 The Trustee is not deemed to have a conflicting interest within the meaning of Section 310(b)(1) of the Act because there is no default under the indenture described in (a) (the "Indenture"), and the trustee will resign as Rights Agent under the Variable Common Rights Agreement within the periods set forth in Section 310(b) of the Trust Indenture Act if any default occurs under either the Indenture or the Variable Rights Agreement. The Variable Common Rights may be considered general obligations of the issuer and the notes issued under the Indenture are senior subordinated obligations of the issuer.


5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

         Neither the Trustee nor any of the directors or executive officers of the Trustee is a director, officer, partner, employee, appointee or representative of the obligor or of any underwriter for the obligor.

                 (See Note 2 on Page 5)

 6.      VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

         Voting securities of the Trustee owned by the obligor and its directors, partners, executive officers, taken as a group, do not exceed one percent of the outstanding voting securities of the Trustee.

                 (See Notes 1 and 2 on Page 5)





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7.       VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
         OFFICIALS.

         Voting securities of the Trustee owned by any underwriter and its directors, partners, and executive officers, taken as a group, do not exceed one percent of the outstanding voting securities of the Trustee.

                 (See Note 2 on Page 5)


8.       SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

         The amount of securities of the obligor which the Trustee owns beneficially or holds as collateral security for obligation in default does not exceed one percent of the outstanding securities of the obligor.

                 (See Note 2 on Page 5)


9.       SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

         The Trustee does not own beneficially or hold as collateral security for obligations in default any securities of an underwriter for the obligor.

                 (See Note 2 on Page 5)


10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

         The Trustee does not own beneficially or hold as collateral security for obligations in default voting securities of a person, who, to the knowledge of the Trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor.

                 (See Note 2 on Page 5)


11. OWNERSHIP OF HOLDERS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

         The Trustee does not own beneficially or hold as collateral security for obligations in default any securities of a person who, to the knowledge of Trustee, owns 50 percent or more of the voting securities of the obligor. (See Note 2 on Page 5)


12.      INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

         The Trustee, First Union National Bank of Virginia is an affiliate of First Union Corporation. First Union National Bank of Virginia, an affiliate bank of First Union Corporation, is one of 10 banks participating in a $175,000,000 revolving credit agreement for the obligor. The lead banks for the revolver are Toronto Dominion Bank, PNC Bank, Bank of New York, and First Union National Bank. As of July 31, 1996 First Union National Bank had advanced $9,142,857.14 to the obligor under First Union's portion of the revolving credit agreement.


13.      DEFAULTS BY THE OBLIGOR.

         Not applicable





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14.      AFFILIATIONS WITH THE UNDERWRITERS.

         No underwriter is an affiliate of the Trustee.


15.      FOREIGN TRUSTEE.

         Not applicable.


16.      LIST OF EXHIBITS.

         (1) Incorporated by reference. See Exhibit 25 to Registration No. 33-57401, filed January 25, 1995.

         (2) Incorporated by reference. See Exhibit 25 to Registration No. 33-57401, filed January 25, 1995.

         (3) Incorporated by reference. See Exhibit 25 to Registration No. 33-57401, filed January 25, 1995.

         (4) Incorporated by reference. See Exhibit 25 to Registration No. 33-57401, filed January 25, 1995.

         (5)     Inapplicable.

         (6) Consent by the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Included at Page 6 of this Form T-1 Statement.

         (7) Incorporated by reference. See Exhibit 25(a) to Registration No. 33-64275, filed May 20, 1996.

         (8)     Inapplicable.

         (9)     Inapplicable.





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                                    NOTES

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         1. Since the Trustee is a member of First Union Corporation, a bank holding company, all of the voting securities of the Trustee are held by First Union Corporation. The securities of First Union Corporation are described in Item 3.

         2. Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base responsive answers to Items 2, 5, 6, 7, 8, 9, 10 and 11, the answers to said Items are based on incomplete information. Items 2, 5, 6, 7, 8, 9, 10 and 11 may, however by considered as correct unless amended by an amendment to this Form T-1.





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                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, FIRST UNION NATIONAL BANK OF VIRGINIA, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Richmond, and Commonwealth of Virginia on the 1st day of October, 1996.


                                       FIRST UNION NATIONAL BANK OF VIRGINIA
                                       (Trustee)


                                       BY: /s/ DANTE M. MONAKIL
                                          --------------------------------------
                                          Dante M. Monakil, Vice President





                                                                 EXHIBIT T-1 (6)

                              CONSENTS OF TRUSTEE

Under section 321(b) of the Trust Indenture Act of 1939 and in connection with the proposed issuance by Metrocall, Inc. Variable Common Rights, First Union National Bank of Virginia, as the Trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.


                                       FIRST UNION NATIONAL BANK OF VIRGINIA



                                       BY: /s/ JOHN M. TURNER
                                          --------------------------------------
                                       John M. Turner, Vice President



Dated:   October 1, 1996
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